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                 DTC PARTICIPANT OVER-SUBSCRIPTION CERTIFICATE

         THIS FORM IS TO BE USED ONLY BY THE DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATE.

                        --------------------------------

         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
SALOMON BROTHERS FUND'S PROSPECTUS DATED                , 2000 AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT AND THE SUBSCRIPTION AGENT.

                        --------------------------------

         VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BY 5:00 P.M., NEW YORK CITY TIME, ON JUNE 19, 2000, UNLESS EXTENDED.

                        --------------------------------

     1. The undersigned hereby certifies to the Salomon Brothers Fund Inc (the "Fund") and The Bank of New York that it is a participant in The Depository Trust Company ("DTC") and that it has either:

     (a) exercised all of its rights under the primary subscription and delivered these exercised rights to The Bank of New York by way of transfer to its DTC account or

     (b) delivered to The Bank of New York a Notice of Guaranteed Delivery relating to the exercise of primary subscription rights and will deliver these rights to The Bank of New York by way of transfer to its DTC account.

     2. The undersigned hereby certifies to the Fund and The Bank of New York that it owned shares of capital stock on May 22, 2000, the ("record date").

     3. The undersigned hereby exercises the over-subscription privilege to purchase available shares of capital stock and certifies to the Fund and The Bank of New York that it is exercising the over-subscription privilege on behalf of the account or accounts of persons (which may include the undersigned) that have exercised all primary subscription rights.

     4.   The undersigned understands that:

     (a)  The Bank of New York must receive payment of the estimated
          subscription price of $      for each share of capital stock
          subscribed for under the over-subscription privilege before 5:00 p.m., New York City time, on June 19, 2000 (unless extended) or






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     (b)  if a Notice of Guaranteed Delivery is used, payment in full must be made by the close of business on June 26, 2000.

     5. The undersigned understands that $ is an estimated price only. The subscription price will be determined on June 19, 2000, the pricing date (unless extended), and could be higher or lower depending on the movement in net asset value and share price of the Fund's capital stock. Payment of any additional amounts due must be made by July 17, 2000 (unless the rights offering is extended). The undersigned represents that this payment, in the aggregate amount
of $      either

                            (check appropriate box):

     [ ] has been or is being delivered to The Bank of New York under the Notice of Guaranteed Delivery

                                       or

     [ ]  is being delivered to The Bank of New York herewith

                                       or

     [ ] has been delivered separately to The Bank of New York; and, if funds are not delivered under a Notice of Guaranteed Delivery, is or was delivered in the following manner (check appropriate box and complete the following information):

                            (CONTINUED ON OTHER SIDE)

     [ ]  uncertified check

     [ ]  certified check

     [ ]  bank draft

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                    Primary Subscription Confirmation Number

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                             DTC Participant Number

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                            Name of DTC Participant






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Registration into which shares of capital stock, interest and/or refund checks should be issued:

Name:
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Address:
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Certified TIN:
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By:
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      Name:
      Title:

Contact Name:
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Phone Number:
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Date:                                                                     , 2000
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PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF
RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES REQUESTED BY EACH OWNER.